Exhibit 99.4

GLOSSARY OF TERMS

The following abbreviations or acronyms used in these pro forma financial statements are defined below:

Abbreviation or Acronym	Definition

ARO	Asset retirement obligation

Contribution Agreement	Contribution, Conveyance and Assumption Agreement between Dominion and Dominion Midstream dated October 28, 2016

DCG	Dominion Carolina Gas Transmission, LLC (successor by statutory conversion to and formerly known as Carolina Gas Transmission Corporation)

Dominion	The legal entity, Dominion Resources, Inc., one or more of its consolidated subsidiaries (other than Dominion Midstream GP, LLC and its subsidiaries) or operating segments or the entirety of Dominion Resources, Inc. and its consolidated subsidiaries, including QPC Holding Company

Dominion Midstream	The legal entity, Dominion Midstream Partners, LP, one or more of its consolidated subsidiaries, Cove Point GP Holding Company, LLC, Iroquois GP Holding Company, LLC and DCG (beginning April 1, 2015), or the entirety of Dominion Midstream Partners, LP, and its consolidated subsidiaries

Dominion Questar	The legal entity, Dominion Questar Corporation (formerly known as Questar Corporation), one or more of its consolidated subsidiaries, including Questar Pipeline, or operating segments, or the entirety of Dominion Questar Corporation and its consolidated subsidiaries

IDR	Incentive distribution right

LIBOR	London interbank offered rate

NYSE	New York Stock Exchange

Private Placement Agreement	Series A Preferred Unit and Common Unit Purchase Agreement between Dominion Midstream and purchasers dated October 27, 2016

Questar Gas	The legal entity, Questar Gas Company, a subsidiary of Dominion Questar

Questar Pipeline	The legal entity, Questar Pipeline, LLC (successor by statutory conversion to and formerly known as Questar Pipeline Company), one or more of its consolidated subsidiaries, or the entirety of Questar Pipeline, LLC and its consolidated subsidiaries

Southern Trails	Questar Southern Trails Pipeline Company

U.S.	United States of America

White River Hub	White River Hub, LLC, a transporter of natural gas regulated by the Federal Energy Regulatory Commission

INDEX TO PRO FORMA FINANCIAL STATEMENTS

Page Number
DOMINION MIDSTREAM PARTNERS, LP

Unaudited Pro Forma Consolidated Financial Statements	3

Introduction

Unaudited Pro Forma Condensed Consolidated Balance Sheet at June 30, 2016	5

Unaudited Pro Forma Consolidated Statement of Income for the Six Months Ended June 30, 2016	7

Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2015	8

Notes to Unaudited Pro Forma Consolidated Financial Statements	9

DOMINION MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma Consolidated Financial Statements of Dominion Midstream consist of a Condensed Consolidated Balance Sheet at June 30, 2016 and Consolidated Statements of Income for the six months ended June 30, 2016 and for the year ended December 31, 2015, which reflect Dominion Midstream’s anticipated acquisition of Questar Pipeline from Dominion, expected to occur by the end of 2016. Dominion acquired Dominion Questar on September 16, 2016. In August 2016, prior to Dominion’s acquisition of Dominion Questar, Questar Pipeline was reorganized and it distributed 100% of the issued and outstanding capital stock of Southern Trails and Questar InfoComm, Inc. to Dominion Questar. On October 28, 2016, Dominion Midstream, following approval by the Conflicts Committee of Dominion Midstream GP, LLC, its general partner, entered into the Contribution Agreement with Dominion, pursuant to which, upon closing, Dominion Midstream would become the owner of all of the issued and outstanding membership interests of Questar Pipeline. The unaudited pro forma Consolidated Financial Statements included herein have been derived from the following historical financial statements:

•	the audited historical financial statements of Dominion Midstream for the year ended December 31, 2015;

•	the unaudited interim financial statements of Dominion Midstream for the six months ended June 30, 2016;

•	the audited historical financial statements of Questar Pipeline for the year ended December 31, 2015; and

•	the unaudited interim financial statements of Questar Pipeline for the six months ended June 30, 2016.

Upon closing of the Contribution Agreement, Dominion will contribute to Dominion Midstream all of the issued and outstanding membership interests of Questar Pipeline in exchange for consideration consisting of common and convertible preferred units with a combined value between $400.0 million and $725.0 million and cash between $565.0 million and $890.0 million, for a total of $1.29 billion. As a result of the transaction, Dominion Midstream will own 100% of the membership interests in Questar Pipeline and will thereafter consolidate Questar Pipeline in its financial statements. Because the contribution of Questar Pipeline by Dominion to Dominion Midstream is considered a reorganization of entities under common control, Questar Pipeline’s assets and liabilities will be recorded in Dominion Midstream’s consolidated financial statements at Dominion’s historical cost. Common control began on September 16, 2016, concurrent with Dominion’s acquisition of Dominion Questar, which was accounted for using the acquisition method of accounting. Accordingly, the consolidated financial statements of Dominion Midstream will reflect Questar Pipeline’s financial results beginning September 16, 2016.

The pro forma adjustments have been prepared as if the acquisition of Questar Pipeline occurred on June 30, 2016 in the case of the unaudited pro forma Condensed Consolidated Balance Sheet and on January 1, 2015 in the case of the unaudited pro forma Consolidated Statements of Income. The unaudited pro forma Consolidated Financial Statements should be read in conjunction with the related notes, which are included herein, the financial statements and notes included in Dominion Midstream’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the six months ended June 30, 2016, and the financial statements and notes included in Questar Pipeline’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the six months ended June 30, 2016.

The unaudited pro forma Consolidated Financial Statements do not necessarily reflect what Dominion Midstream’s financial position and results of operations would have been if it had owned Questar Pipeline during the periods presented. In addition, they are not necessarily indicative of its future results of operations or financial condition. The assumptions and adjustments give pro forma effect to events, described below, that are (i) directly attributable to Dominion Midstream’s acquisition of Questar Pipeline from Dominion (which reflect Dominion’s acquisition adjustments to arrive at its historical cost) and Dominion Midstream’s debt and equity financings in connection with the acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma Consolidated Statements of Income, expected to have a continuing impact on Dominion Midstream. The actual adjustments may differ from the pro forma adjustments.

The unaudited pro forma Consolidated Financial Statements give effect to the following transactions, which have occurred or are expected to occur in connection with the acquisition described above:

•	The anticipated issuance and public offering of 12,000,000 common units of Dominion Midstream resulting in expected gross proceeds of approximately $289.8 million based on an assumed offering price of $24.15 per unit (the closing price of Dominion Midstream’s common units on the NYSE on October 27, 2016). The expected gross proceeds assume no exercise of the underwriters’ option to purchase additional common units;

•	The anticipated private placement of common units of Dominion Midstream with a value of $137.5 million, currently estimated to be 5,752,536 common units based on an assumed offering price of $23.90 per unit (the closing price of Dominion Midstream’s common units on the NYSE on October 27, 2016, less $0.2475). The actual number of Dominion Midstream common units to be issued through private placement will be determined by the price of the common units in the public offering of common units described above, less $0.2475 in accordance with the Private Placement Agreement as such units will not participate in Dominion Midstream’s November 2016 distribution;

•

The anticipated private placement of convertible preferred units of Dominion Midstream with a value between $450.0 million and $600.0 million. A value of $543.5 million, currently estimated to be 19,771,263 units based on an assumed offering price of $27.49 per unit (the lesser of a 15.0% premium to the assumed offering price of Dominion Midstream’s private placement of common units discussed above or $29.0822 in accordance with the Private Placement Agreement), has been utilized for the purposes of the unaudited pro forma Consolidated Financial Statements. The actual number of Dominion Midstream convertible preferred units to be issued through private placement will be determined by applying the lesser of a 15.0% premium to the offering price of Dominion Midstream’s private placement of common units discussed above or $29.0822 in accordance with the Private Placement Agreement;

•	The anticipated issuance of a $300.0 million three-year senior unsecured term loan, with a variable interest rate;

•	The use of $30.0 million of the proceeds from the transactions described above to pay underwriting discounts and offering expenses;

•	A cash payment to Dominion between $565.0 million and $890.0 million in accordance with the Contribution Agreement, $300.0 million of which is treated as a debt-financed distribution. A value of $779.2 million has been utilized for the purposes of these unaudited pro forma Consolidated Financial Statements;

•	The issuance of convertible preferred units of Dominion Midstream to Dominion with a value of $300.0 million, currently estimated to be 10,913,903 convertible preferred units based on an assumed price of $27.49 per unit (the lesser of a 15.0% premium to the assumed offering price of Dominion Midstream’s private placement of common units discussed above or $29.0822 in accordance with the Private Placement Agreement). The actual number of Dominion Midstream convertible preferred units to be issued to Dominion will be determined by applying the lesser of a 15.0% premium to the offering price of Dominion Midstream’s private placement of common units discussed above or $29.0822 in accordance with the Private Placement Agreement;

•	The issuance of common units of Dominion Midstream to Dominion with a value of $210.8 million, currently estimated to be 8,730,021 common units based on an assumed price of $24.15 per unit (the closing price of Dominion Midstream’s common units on the NYSE on October 27, 2016). The actual value of the common units will be between $100.0 million and $425.0 million in accordance with the Contribution Agreement with the actual number of Dominion Midstream common units to be issued to Dominion to be determined by the volume-weighted average trading price of Dominion Midstream’s common units on the NYSE for the 10-day trading period immediately preceding closing;

•	The anticipated repurchase of 6,656,839 common units of Dominion Midstream from Dominion, pursuant to the Contribution Agreement, for an estimated $160.8 million at an assumed price of $24.15 per unit (the closing price of Dominion Midstream’s common units on the NYSE on October 27, 2016). The actual repurchase amount will be determined by the volume-weighted average trading price of Dominion Midstream’s common units on the NYSE for the 10-day trading period immediately preceding closing;

•	The repayment of Dominion Midstream’s outstanding note payable to Dominion, with a principal amount of $300.8 million, which has a maturity of April 2017, as required by the Contribution Agreement; and

•	The removal of the financial position and results of operations of Southern Trails and Questar InfoComm, Inc. from the historical results of Questar Pipeline to give effect to the August 2016 reorganization of Questar Pipeline.

DOMINION MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	At June 30, 2016
	Dominion Midstream Partners, LP (As Filed)	Questar Pipeline	Questar Pipeline Restructuring (a)	Pro Forma Adjustments		Dominion Midstream Partners, LP Pro Forma
(millions)
ASSETS
Current Assets
Cash and cash equivalents	$24.2	$1.6	$(0.9)	$(779.2	)(b)	$23.7
				300.0	(c)
				543.5	(d)
				289.8	(e)
				137.5	(f)
				(301.3	)(g)
				(160.8	)(h)
				(30.0	)(i)
				(0.7	)(j)
Customer and other receivables	28.5	16.6	(2.8)	—		42.3
Affiliated receivables	6.2	51.9	(3.7)	(8.5	)(j)	45.9
Affiliated advances	—	34.6	1.4	(36.0	)(j)	—
Other	20.1	13.0	(1.3)	—		31.8

Total current assets	79.0	117.7	(7.3)	(45.7)		143.7

Investment in Equity Method Affiliates	218.9	23.5	—	16.1	(k)	258.5

Property, Plant and Equipment
Property, plant and equipment	4,487.9	1,832.1	(31.5)	7.1	(k)(l)	6,295.6
Accumulated depreciation and amortization	(367.8)	(707.3)	6.9	11.3	(k)	(1,056.9)

Total property, plant and equipment, net	4,120.1	1,124.8	(24.6)	18.4		5,238.7

Deferred Charges and Other Assets
Goodwill	295.5	4.2	—	770.2	(m)	1,069.9
Affiliated notes receivable	—	—	55.4	(55.4	)(j)	—
Intangible assets, net	15.1	2.8	(1.1)	—		16.8
Regulatory assets	3.0	3.2	—	34.9	(n)	41.1
Other	0.9	—	—	—		0.9

Total deferred charges and other assets	314.5	10.2	54.3	749.7		1,128.7

Total assets	$4,732.5	$1,276.2	$22.4	$738.5		$6,769.6

DOMINION MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)

	At June 30, 2016
	Dominion Midstream Partners, LP (As Filed)	Questar Pipeline	Questar Pipeline Restructuring (a)	Pro Forma Adjustments		Dominion Midstream Partners, LP Pro Forma
(millions)
LIABILITIES AND EQUITY AND PARTNERS’ CAPITAL
Current Liabilities
Accounts payable	$7.8	$3.4	$(0.7)	$1.6	(o)	$12.1
Payables to affiliates	4.4	12.3	(0.3)	(12.5	)(g)(j)	3.9
Accrued interest, payroll and taxes	4.4	9.9	(0.5)	(0.7	)(j)	13.1
Affiliated long-term debt	300.8	—	—	(300.8	)(g)	—
Dominion credit facility borrowings	14.9	—	—	—		14.9
Other	31.9	4.9	(0.1)	0.5	(l)(p)	37.2

Total current liabilities	364.2	30.5	(1.6)	(311.9)		81.2

Long-Term Debt	—	431.2	—	297.0	(c)(i)	728.2

Deferred Credits and Other Liabilities
Deferred income taxes and investment tax credits	—	251.6	4.1	(255.7	)(n)(q)	—
Regulatory liabilities	66.4	10.4	—	—		76.8
CPCN obligation	21.3	—	—	—		21.3
Asset retirement obligation	12.7	2.3	(0.3)	14.0	(l)	28.7
Deferred revenue	11.0	0.2	—	—		11.2
Other	6.3	4.8	(0.2)	(0.1	)(p)	10.8

Total deferred credits and other liabilities	117.7	269.3	3.6	(241.8)		148.8

Total liabilities	481.9	731.0	2.0	(256.7)		958.2

Equity and Partners’ Capital
Predecessor net equity	—	568.0	20.4	(588.4	)(r)	—
Accumulated other comprehensive loss	—	(22.8)	—	22.8	(n)	—
Common unitholders - public	594.0	—	—	289.8	(e)	1,007.2
				137.5	(f)
				(13.5	)(i)
				(0.6	)(o)
Common unitholder - Dominion	451.9	—	—	210.8	(s)	501.4
				(160.8	)(h)
				(0.5	)(o)
Subordinated unitholder - Dominion	479.8	—	—	(0.5	)(o)	479.3
Preferred unitholder - public	—	—	—	530.0	(d)(i)	530.0
Preferred unitholder - Dominion	—	—	—	300.0	(t)	300.0
General Partner interest - Dominion	(11.9)	—	—	268.6	(q)	256.7

Total Dominion Midstream Partners, LP partners’ equity and capital	1,513.8	545.2	20.4	995.2		3,074.6

Noncontrolling interest	2,736.8	—	—	—		2,736.8

Total equity and partners’ capital	4,250.6	545.2	20.4	995.2		5,811.4

Total liabilities and equity and partners’ capital	$4,732.5	$1,276.2	$22.4	$738.5		$6,769.6

DOMINION MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

	For the six months ended June 30, 2016
	Dominion Midstream Partners, LP (as filed)	Questar Pipeline	Questar Pipeline Restructuring (a)	Pro Forma Adjustments		Dominion Midstream Partners, LP Pro Forma
(millions, except per unit data)
Operating Revenue	$168.6	$122.7	$(5.0)	$—		$286.3

Operating Expenses
Purchased gas	4.9	0.9	(0.1)	—		5.7
Other operations and maintenance	36.1	35.9	(8.2)	0.7	(u)	64.5
Depreciation and amortization	20.2	27.4	(0.3)	0.2	(k)	47.5
Other taxes	14.1	4.5	(0.3)	(0.7	)(u)	17.6

Total operating expenses	75.3	68.7	(8.9)	0.2		135.3

Income from operations	93.3	54.0	3.9	(0.2)		151.0
Earnings from equity method investees	10.1	1.9	—	—		12.0
Other income	1.4	0.3	0.8	(0.9	)(v)	1.6
Interest and related charges (benefit)	(0.1)	12.4	—	2.3	(c)(g)	14.6

Income from operations including noncontrolling interest before income taxes	104.9	43.8	4.7	(3.4)		150.0
Income tax expense	—	16.0	1.5	(17.5	)(q)	—

Net income including noncontrolling interest	104.9	27.8	3.2	14.1		150.0
Less: Net income attributable to noncontrolling interest	59.3	—	—	—		59.3

Net income attributable to partners	$45.6	$27.8	$3.2	$14.1		$90.7

Net income attributable to partners’ ownership interest
General partner’s interest in net income	$1.0					$1.3
Common unitholders’ interest in net income	26.3					46.0
Subordinated unitholder’s interest in net income	18.3					23.4
Preferred unitholders’ interest in net income						20.0
Net income per limited partner unit (basic)
Common units	$0.57					$0.70
Subordinated units	0.57					0.73
Preferred units						0.65
Net income per limited partner unit (diluted)
Common units	$0.57					$0.68
Subordinated units	0.57					0.74
Average limited partner units outstanding (basic)
Common units	45,722,242			19,825,718		65,547,960
Subordinated units	31,972,789					31,972,789
Preferred units				30,685,166		30,685,166
Average limited partner units outstanding (diluted)
Common units	45,722,242			50,510,884		96,233,126
Subordinated units	31,972,789					31,972,789

DOMINION MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

	For the year ended December 31, 2015
	Dominion Midstream Partners, LP (as filed)	Questar Pipeline	Questar Pipeline Restructuring (a)	Pro Forma Adjustments		Dominion Midstream Partners, LP Pro Forma
(millions, except per unit data)
Operating Revenue	$369.6	$263.0	$(19.4)	$—		$613.2

Operating Expenses						—
Purchased gas	54.6	6.2	(2.2)	—		58.6
Operations and maintenance	56.7	79.4	(18.7)	1.4	(u)	118.8
Depreciation and amortization	40.4	54.4	(0.6)	0.4	(k)	94.6
Other taxes	26.3	8.6	(0.6)	(1.4	)(u)	32.9

Total operating expenses	178.0	148.6	(22.1)	0.4		304.9

Income from operations	191.6	114.4	2.7	(0.4)		308.3
Earnings from equity method investees	6.6	3.7	—	—		10.3
Other income	1.0	0.9	1.6	(1.7	)(v)	1.8
Interest and related charges	0.6	26.0	—	5.0	(c)(g)	31.6

Income from operations including noncontrolling interest before income taxes	198.6	93.0	4.3	(7.1)		288.8
Income tax expense	2.1	33.4	1.5	(34.9	)(q)	2.1

Net income including noncontrolling interest and DCG Predecessor	$196.5	$59.6	$2.8	$27.8		$286.7

Less: Net income attributable to DCG Predecessor	2.3	—	—	—		2.3

Net income including noncontrolling interest	194.2	59.6	2.8	27.8		284.4
Less: Net income attributable to noncontrolling interest	121.7	—	—	—		121.7

Net income attributable to partners	$72.5	$59.6	$2.8	$27.8		$162.7

Net income attributable to partners’ ownership interest
General partner’s interest in net income	$(0.5)					$(0.5)
Common unitholders’ interest in net income	41.3					80.6
Subordinated unitholder’s interest in net income	31.7					42.5
Preferred unitholders’ interest in net income						40.1
Net income per limited partner unit (basic)
Common units	$1.08					$1.38
Subordinated units	1.00					1.35
Preferred units						1.31
Net income per limited partner unit (diluted)
Common units	$1.08					$1.35
Subordinated units	1.00					1.36
Average limited partner units outstanding (basic)
Common units	38,052,303			19,825,718		57,878,021
Subordinated units	31,972,789					31,972,789
Preferred units				30,685,166		30,685,166
Average limited partner units outstanding (diluted)
Common units	38,052,303			50,510,884		88,563,187
Subordinated units	31,972,789					31,972,789

DOMINION MIDSTREAM PARTNERS, LP

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma Consolidated Financial Statements included herein have been derived from the following historical financial statements:

•	the audited historical financial statements of Dominion Midstream for the year ended December 31, 2015;

•	the unaudited interim financial statements of Dominion Midstream for the six months ended June 30, 2016;

•	the audited historical financial statements of Questar Pipeline for the year ended December 31, 2015; and

•	the unaudited interim financial statements of Questar Pipeline for the six months ended June 30, 2016.

Questar Pipeline’s financial statements are comprised of the operations and related assets of Questar Pipeline, which operates interstate natural gas pipelines and storage facilities in the western United States, providing natural gas transportation and underground storage services in Utah, Wyoming and Colorado. As of December 31, 2015, Questar Pipeline’s natural gas system consisted of nearly 2,700 miles of interstate pipeline, including 10 miles owned by a third party. Questar Pipeline’s core transportation system is strategically located near large reserves of natural gas in six major Rocky Mountain producing areas. Questar Pipeline transports natural gas from these producing areas to other major pipeline systems, Questar Gas’s distribution system and other utility systems. Questar Pipeline operates and owns 50% of White River Hub in western Colorado, which is accounted for under the equity method. Questar Pipeline also owns gathering lines and processing facilities in Utah, through which it provides gas-processing services, and provides wellhead automation and measurement services for Rockies oil and gas producers.

Upon closing of the Contribution Agreement, Dominion will contribute to Dominion Midstream all of the issued and outstanding membership interests of Questar Pipeline in exchange for consideration consisting of common and convertible preferred units with a combined value between $400.0 million and $725.0 million and cash between $565.0 million and $890.0 million, for a total of $1.29 billion. As a result of the transaction, Dominion Midstream will own 100% of the membership interests in Questar Pipeline and will thereafter consolidate Questar Pipeline in its financial statements. Because the contribution of Questar Pipeline by Dominion to Dominion Midstream is considered a reorganization of entities under common control, Questar Pipeline’s assets and liabilities will be recorded in Dominion Midstream’s consolidated financial statements at Dominion’s historical cost. Common control began on September 16, 2016, concurrent with Dominion’s acquisition of Dominion Questar, which was accounted for using the acquisition method of accounting. Accordingly, the consolidated financial statements of Dominion Midstream will reflect Questar Pipeline’s financial results beginning September 16, 2016.

The pro forma adjustments have been prepared as if the acquisition of Questar Pipeline occurred on June 30, 2016 in the case of the unaudited pro forma Condensed Consolidated Balance Sheet and as of January 1, 2015 in the case of the unaudited pro forma Consolidated Statements of Income for the year ended December 31, 2015 and for the six months ended June 30, 2016. The adjustments are based on currently available information and certain estimates and assumptions, and therefore the actual effects of these transactions will differ from the pro forma adjustments. However, management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the transaction, and that the pro forma adjustments in the unaudited pro forma Consolidated Financial Statements give appropriate effect to the assumptions. The effects on the unaudited pro forma Consolidated Financial Statements of the transaction described above are more fully described in Note 3.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies followed in preparing the unaudited pro forma Consolidated Financial Statements are those used by Dominion Midstream as set forth in the audited historical financial statements and notes of Dominion Midstream included in its Annual Report on Form 10-K for the year ended December 31, 2015.

NOTE 3. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The following transactions are directly attributable to Dominion Midstream’s acquisition of Questar Pipeline from Dominion, a reorganization of entities under common control whereby Dominion Midstream records the assets and liabilities of Questar Pipeline at Dominion’s historical cost. In addition, certain of the following transactions relate to the financing transactions undertaken by Dominion Midstream in connection with the acquisition. As Dominion’s acquisition of Dominion Questar, including Questar Pipeline, occurred on September 16, 2016, the following adjustments include those necessary to arrive at an approximation of Dominion’s historical cost.

a.	Reflects the removal of Southern Trails and Questar InfoComm, Inc. from Questar Pipeline, as 100% of the issued and outstanding capital stock of these subsidiaries was distributed to Dominion Questar prior to Dominion’s acquisition of Dominion Questar.

b.	Reflects cash paid to Dominion of $779.2 million as part of the total consideration for the acquisition.

c.	Reflects cash proceeds from Dominion Midstream’s anticipated issuance of a $300.0 million three-year senior unsecured term loan with an estimated interest rate of 2.14% (3-month LIBOR as of October 27, 2016 plus 1.25%). Interest expense of $3.2 million and $6.4 million for the six months ended June 30, 2016 and for the year ended December 31, 2015, respectively, is also reflected in the Consolidated Statements of Income in connection with this transaction.

d.	Reflects cash proceeds from the private placement of convertible preferred units of Dominion Midstream with a value of approximately $543.5 million, currently estimated to be 19,771,263 units, based on an assumed offering price of $27.49 per unit (the lesser of a 15.0% premium to the assumed offering price of Dominion Midstream’s private placement of common units discussed in tickmark (f) or $29.0822 in accordance with the Private Placement Agreement).

e.	Reflects gross cash proceeds of approximately $289.8 million from the anticipated issuance and public offering of 12,000,000 common units of Dominion Midstream based on an assumed offering price of $24.15 per unit (the closing price of Dominion Midstream’s common units on the NYSE on October 27, 2016). The proceeds from this issuance assume no exercise of the underwriters’ option to purchase additional common units.

f.	Reflects cash proceeds of approximately $137.5 million from the anticipated private placement of 5,752,536 common units of Dominion Midstream based on an assumed offering price of $23.90 per unit (the closing price of Dominion Midstream’s common units on the NYSE on October 27, 2016, less $0.2475 in accordance with the Private Placement Agreement).

g.	Reflects the extinguishment of the $300.8 million senior unsecured promissory note payable to Dominion, which was issued in connection with Dominion Midstream’s acquisition of DCG and matures in April 2017. At June 30, 2016, accrued interest on the note amounted to $0.5 million. In connection with this transaction, a reduction of $0.9 million and $1.4 million of related interest expense for the six months ended June 30, 2016 and for the year ended December 31, 2015, respectively, is also reflected in the Consolidated Statements of Income.

h.	Reflects Dominion Midstream’s anticipated repurchase of 6,656,839 common units of Dominion Midstream from Dominion for an estimated $160.8 million at an assumed price of $24.15 per unit (the closing price of Dominion Midstream’s common units on the NYSE on October 27, 2016).

i.	Reflects payment of the underwriters discounts and offering expenses of $30.0 million, allocated $13.5 million to the public common units, $13.5 million to the public convertible preferred units and $3.0 million to long-term debt.

j.	Reflects the transfer of existing cash of $0.7 million and the settlement of $8.5 million in affiliated receivables due from Dominion Questar, $36.0 million in affiliated advances due from Dominion Questar, $55.4 million of affiliated notes receivable from Southern Trails, $12.0 million in payables to affiliates, and $0.7 million in federal and state income tax payable to Dominion Questar at June 30, 2016, which occurred in connection with Dominion’s purchase of Dominion Questar.

k.	Reflects an increase in investment in equity method affiliates of $16.1 million for Questar Pipeline’s equity method investment in White River Hub (representing equity method goodwill, which is not amortized) and an increase in Questar Pipeline’s unregulated assets of $4.0 million in net property, plant and equipment (after the removal of historical accumulated depreciation of $11.3 million) with a useful life of 11 years, which results in additional depreciation expense of $0.2 million and $0.4 million for the six months ended June 30, 2016 and for the year ended December 31, 2015, respectively, resulting from the application of Dominion’s purchase accounting adjustments.

l.	Reflects an increase of $14.4 million to property, plant and equipment and increases of $0.4 million and $14.0 million to current and noncurrent other liabilities, respectively, from the application of Dominion’s purchase accounting adjustments for the measurement of AROs.

m.	Reflects the excess of Dominion’s consideration paid over the amount of identifiable assets and liabilities assumed in the transaction (goodwill) reflected at Dominion’s historical basis.

n.	Reflects the removal of accumulated other comprehensive loss and the establishment of a regulatory asset of $34.9 million related to changes in the fair value of derivative instruments subject to rate regulation and a corresponding deferred tax liability of $12.9 million, resulting from the application of Dominion’s purchase accounting adjustments.

o.	Reflects the accrual of $1.6 million in estimated transaction costs associated with the acquisition of Questar Pipeline by Dominion Midstream, including audit, legal and advisory fees. Such costs have been allocated to common and subordinated unitholders based on their respective ownership interests.

p.	Reflects the reclassification of deferred compensation of $0.1 million from noncurrent other liabilities to current other liabilities, as these amounts are expected to be paid within 12 months of Dominion’s acquisition of Dominion Questar on September 16, 2016.

q.

Federal and state income taxes are being eliminated to reflect the change in tax status from a limited liability corporation that has been treated as a taxable division of its corporate parent, to that of Dominion Midstream, a pass-through entity generally not subject to income taxes. Noncurrent deferred tax liabilities of $268.6 million are reflected against equity in the unaudited pro forma Condensed Consolidated Balance Sheet. Income tax expense of $17.5 million and $34.9 million is eliminated in the unaudited pro forma Consolidated Statements of Income for the six months ended June 30, 2016 and for the year ended December 31, 2015, respectively.

r.	Reflects the elimination of Questar Pipeline’s historical net equity.

s.	Reflects the issuance of common units of Dominion Midstream to Dominion with a value of $210.8 million, currently estimated to be 8,730,021 common units based on an assumed price of $24.15 per unit (the closing price of Dominion Midstream’s common units on the NYSE on October 27, 2016).

t.	Reflects the impacts of the issuance of convertible preferred units of Dominion Midstream to Dominion with a value of $300.0 million, currently estimated to be 10,913,903 convertible preferred units based on an assumed price of $27.49 per unit (the lesser of a 15.0% premium to the assumed offering price of Dominion Midstream’s private placement of common units discussed in tickmark (f) or $29.0822 in accordance with the Private Placement Agreement).

u.	Prior to the contribution of Questar Pipeline to Dominion Midstream, the employees of Questar Pipeline are expected to be transferred to a newly formed entity, QPC Services Company, a subsidiary of Dominion Questar, which will provide services to Questar Pipeline. As a result, payroll taxes of $0.7 million for the six months ended June 30, 2016 and $1.4 million for the year ended December 31, 2015 were reclassified from other taxes to operations and maintenance expense.

v.	Reflects the elimination of interest income of $0.1 million for the six-months ended June 30, 2016 and for the year ended December 31, 2015 associated with the settlement of $36.0 million in affiliated advances due from Dominion Questar, as discussed in tickmark (j), and $0.8 million and $1.6 million for the six months ended June 30, 2016 and for the year ended December 31, 2015, respectively, associated with the settlement of affiliated notes receivable of $55.4 million from Southern Trails, as discussed in tickmark (j).

NOTE 4. PRO FORMA NET INCOME PER LIMITED PARTNER UNIT

Net income per limited partner unit applicable to common units, convertible preferred units and subordinated units is computed by dividing the respective limited partners’ interest in net income attributable to Dominion Midstream, after deducting any incentive distributions, by the weighted average number of common, convertible preferred and subordinated units outstanding. Because Dominion Midstream has more than one class of participating securities, the two-class method is used when calculating the net income per limited partner unit. The classes of participating securities include common units, convertible preferred units, subordinated units, and IDRs.

Dominion Midstream’s net income is allocated to the common and subordinated unitholders in accordance with their respective partnership percentages, after giving effect to priority income allocations for incentive distributions, if any, to Dominion, the holder of the IDRs, and preferred distributions on the convertible preferred units pursuant to the partnership agreement. The distributions are declared and paid following the close of each quarter. Earnings in excess of distributions are allocated to the common and subordinated unitholders based on their respective ownership interests. Payments made to Dominion Midstream’s common and subordinated unitholders are determined in relation to actual distributions declared and are not based on the net income allocations used in the calculation of earnings per unit. The convertible preferred units were considered to be dilutive for both the six months ended June 30, 2016 and the year ended December 31, 2015, and as such, diluted income per limited partner unit was calculated utilizing the if-converted method, assuming that such convertible preferred units had been converted to common units.

Pro forma net income per limited partner unit is determined by dividing the pro forma net income available to the limited partners by the weighted average number of common, convertible preferred and subordinated units outstanding. Because all pro forma changes in common and convertible preferred units associated with the acquisition were assumed to have been outstanding for the entire periods presented, the pro forma basic and diluted average number of common, convertible preferred and subordinated units outstanding equals the average number of common, preferred and subordinated units outstanding for the six months ended June 30, 2016 or for the year ended December 31, 2015, plus the net effects of the pro forma transactions involving common and convertible preferred units. For the six months ended June 30, 2016, the average number of common and subordinated units outstanding was 45,722,242 and 31,972,789, respectively, and for the year ended December 31, 2015, the average number of common and subordinated units outstanding was 38,052,303 and 31,972,789, respectively. In connection with the acquisition, an assumed 8,730,021 common units and 10,913,903 convertible preferred units will be issued to Dominion, 6,656,839 common units will be repurchased from Dominion; an assumed 12,000,000 common units will be issued to the public and an assumed 5,752,536 common units and 19,771,263 convertible preferred units will be issued to the purchasers in a private placement. The convertible preferred units are assumed to be converted to 30,685,166 common units, representing a pro forma effect of 50,510,884 additional common units outstanding during the entire period for purposes of diluted average limited partner units outstanding.

The basic pro forma net income per unit calculations assume that an additional $0.3 million and less than $0.1 million of incentive distributions were made to the general partner for the six-months ended June 30, 2016, and for the year ended December 31, 2015, respectively. The diluted pro forma net income per unit calculations assume that an additional $0.7 million and $0.1 million of incentive distributions were made to the general partner for the six months ended June 30, 2016, and for the year ended December 31, 2015, respectively.